UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders to be held on Friday, November 6, 2015, and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). On September 22, 2015, Casella filed with the SEC its definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued by Casella on October 19, 2015

Attached hereto is a press release issued by Casella on October 19, 2015 announcing that James E. O’Connor, a waste management industry veteran who joined the Casella Board of Directors in July 2015, has been appointed to serve as lead independent director of Casella’s Board of Directors effective immediately. This press release is being filed herewith because it may be deemed to be solicitation material in connection with Casella’s solicitation of proxies to be used at the 2015 Annual Meeting. As previously announced, JCP Investment Partnership, LP and the other participants in its solicitation are pursuing a proxy contest to elect two nominees to the Casella Board of Directors at the 2015 Annual Meeting.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

PRESS RELEASE ISSUED OCTOBER 19, 2015

CASELLA WASTE SYSTEMS APPOINTS JAMES E. O’CONNOR AS LEAD INDEPENDENT DIRECTOR

RUTLAND, VT., October 19, 2015 – Casella Waste Systems, Inc. (Nasdaq: CWST) (“Casella” or the “Company”), a regional solid waste, recycling, and resource management services company, today announced that James E. O’Connor, a waste management industry veteran who joined the Casella Board in July 2015, has been appointed to serve as lead independent director of Casella’s Board of Directors (the “Board”) effective immediately. Mr. O’Connor succeeds Gregory B. Peters, who continues to serve as a member of the Casella Board.

“Jim is extremely well suited to serve as the Board’s lead independent director and I and the rest of the Casella Board look forward to working with Jim in his new role,” said John W. Casella, Chairman and CEO of Casella. “His past experience leading the Board of Directors of Republic Services, Inc., the second largest waste management company in North America, his 40 years of experience in the waste management industry and his experience serving on the board of directors of other publicly-traded companies clearly provides him with the relevant leadership, industry and governance experience needed for a strong lead independent director. Jim’s appointment, the result of constructive input from our stockholders, is further evidence of our ongoing commitment to enhance the ability of our Board to serve the long-term interests of stockholders.”

“I am pleased and honored to have the opportunity to serve as Casella’s lead independent director,” said Mr. O’Connor. “I look forward to serving Casella in this important leadership and corporate governance role as Casella continues its ongoing efforts to enhance its governance practices, which have included, among other things, the adopting of a majority voting and resignation policy for the election of directors in uncontested elections, adopting stock ownership guidelines applicable to all our executive offices, a policy restricting any hedging and pledging activities by directors and executive officers with respect to Casella’s securities and the adoption of a compensation clawback policy applicable to directors and executive officers.”

Pursuant to Casella’s corporate governance guidelines, the role of lead independent director includes responsibilities such as the following: presiding at all meetings at which the Chairman is not present including presiding at executive sessions of the Casella Board (without management present) at every regularly scheduled Casella Board meeting, serving as a liaison between the Chairman (and management) and the independent directors, approving meeting agendas, time schedules and other information provided to the Casella Board, and being available for direct communication and consultation with major stockholders upon request. Casella’s lead independent director also has the authority to call meetings of the independent directors.

The change in leadership of the Casella Board announced today is the latest significant change in the Casella Board to be implemented over the past year. Reflective of the Casella Board’s continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board, both Mr. O’Connor and fellow waste management industry veteran William P. Hulligan were added to the Casella Board as independent directors within the past four months after a year-long director search process. Messrs. O’Connor and Hulligan are two of the most experienced, accomplished and admired individuals in the waste management industry. As Casella continues to execute on its ongoing strategic initiatives to drive revenues and enhance profitability, their extensive senior management and governance experience at leading waste management companies and track record of driving growth and stockholder value creation will be extremely valuable to Casella. With these recent additions to the Casella Board, the Casella Board is composed of nine highly-qualified and experienced directors, seven of whom are independent, and boasts a broad and diverse set of skills and experiences in the areas of solid waste collection, recycling, disposal services, operations, accounting, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, and strategic planning.

In addition to serving as the Casella Board’s lead independent director, Mr. O’Connor serves on the Casella Board’s compensation committee.

About James E. O’Connor

James E. O’Connor, 66, is the former Chairman of the Board and CEO of Republic Services, Inc. (NYSE: RSG), the second largest provider of non-hazardous solid waste collection, recycling and disposal services in the United States. From 1998 to 2011, Mr. O’Connor was CEO of Republic Services, Inc. and served as Chairman of the Board from 2003 to 2011. During his 13 years serving as CEO of Republic Services, including serving the last eight years as both Chairman and CEO, Mr. O’Connor was an extraordinary and visionary leader and led the transformation of Republic Services from a company with $1.4 billion in annual revenues into one with more than $8 billion in annual revenues, making it one of the largest waste management companies in the world and attracting marquee investors. Among Mr. O’Connor’s many achievements at Republic Services was its $12.1 billion transformative acquisition of Allied Waste in December 2008. Prior to joining Republic Services, Mr. O’Connor spent close to 30 years at Waste Management, Inc. where he held various senior management positions. Mr. O’Connor entered the waste management industry over 40 years ago as a young entrepreneur by acquiring a small waste management company in Indiana, selling it and then going to work for Waste Management. In 2001, Mr. O’Connor was the recipient of the Ellis Island Medal of Honor from the National Ethnic Coalition of Organizations (NECO) which rewards Americans who exemplify outstanding qualities in both their personal and professional lives, while continuing to preserve the richness of their particular heritage. He was named to the list of America’s Best CEOs each year, between 2005 and 2010. In 2011, Mr. O’Connor was named to the Institutional Investors’ All American Executive Team. He is also active in many community causes, especially those that benefit children, and has served on the board of directors of the SOS Children’s Village. Mr. O’Connor is a member of the Board of Directors of Clean Energy Fuels Corp. (Nasdaq: CLNE), the leading provider of natural gas fuel for transportation in North America, where he serves on the Compensation Committee and the Nominating and Corporate Governance Committee, and the Canadian National Railway Company (NYSE: CNI), Canada’s largest railway with a rail network that serves Canada and the Midwestern and Southern United States, where he Chairs the Board’s Strategic Planning Committee and also serves on the Audit, Environment, Safety & Security and Finance Committees. Mr. O’Connor also serves on the board of directors of the South Florida P.G.A. of America Foundation. Mr. O’Connor holds a Bachelor of Science in Commerce (concentration in accounting) from DePaul University.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors may contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media may contact Joseph Fusco, Vice President at (802) 772-2247; and anyone may visit the company’s website at http://www.casella.com.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

CONTACTS

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

OR

Mark Harnett/Zachary Tramonti

Sard Verbinnen & Co.

(212) 687-8080